                                                                    EXHIBIT 4(f)

                                      NOTE


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY

Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



                          WORTHINGTON INDUSTRIES, INC.

                         6.70% Note Due December 1, 2009

CUSIP No. 981811AC6                                               $150,000,000
No. 0001

     Worthington Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to) as obligor, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION and 00/100 DOLLARS on December 1, 2009, and to pay interest thereon from December 12, 1997, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 1998, at the rate of 6.70% per annum, until the principal hereof is paid or made available for payment. The Issuer shall also pay interest on overdue principal or installments of interest at such rate. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security is registered at the close of business on the record date for such interest, which shall be May 15 or November 15 (whether or not a business day), as the case may be, next preceding such interest payment date. Any interest on this Debt Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Security and such Indenture shall forthwith cease to be payable to the Registered Holder hereof on the relevant record date, and such Defaulted Interest may be paid by the Issuer to the Person in whose name this Debt Security is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or may be paid by the

Issuer on this Debt Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Debt Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth payment of interest on this Debt Security shall be made at the corporate trust office of the Trustee, or at the option of the Issuer, by check mailed to the address of the Person entitled hereto as such address shall appear in the Debt Security Register or, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          This Debt Security is one of a duly authorized issue of securities of the Issuer (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1996 as supplemented by the First Supplemental Indenture dated February 27, 1997 and the Second Supplemental Indenture dated December 12, 1997 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Issuer and PNC Bank, Ohio, National Association as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Registered Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof

          This Debt Security is subject to redemption upon notice mailed at least 30 days but not more than 60 days prior to the redemption date to each Registered Holder. This Debt Security may be redeemed, as a whole or in part, at the option of the Company at a redemption price equal to the greater of (a) 100% of the principal amount to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments (as defined in the Second Supplemental Indenture dated December 12, 1997 to the Indenture) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued interest on the principal amount being redeemed to the date of redemption. Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Debt Securities or portions thereof called for redemption..

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debt Security or certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture. Such provisions shall be applicable to this Debt Security.

          If an Event of Default with respect to this Debt Security shall occur and be continuing, the principal of and interest on this Debt Security may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, without notice to any Holder but with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture, the Company


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and the Trustee at any time to enter into an Indenture or supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series. The Indenture also permits, with certain exceptions as therein provided, prior to the acceleration of the maturity of the Debt Securities of any series, the Holders of specified percentages in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series specified in the terms thereof. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Debt Securities of this series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of this series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee thereunder and shall have offered to the Trustee such reasonable indemnity, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in aggregate principal amount of the Debt Securities of this series at the time Outstanding. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Debt Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Issuer in any Place of Payment, duly endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Issuer, the Trustee and the Registrar duly executed by the Registered Holder or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount.

          The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable in whole or in part for a like aggregate principal amount of Debt Securities of this series and of like tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth no service charge shall be made for any such registration of transfer of Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          Prior to due presentation for registration of transfer of this Debt Security, the Issuer, the Trustee, any paying agent or any Registrar may deem and treat the Person in whose name this Debt Security is registered as the absolute owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Issuer, the Trustee, any paying agent or Registrar shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


Dated: December 12, 1997           WORTHINGTON INDUSTRIES, INC.

                                   By:
                                      ---------------------------------------
                                      Donald G. Barger, Jr., Vice President and
                                      Chief Financial Officer



                                    By:
                                       ---------------------------------------
                                       Dale T. Brinkman, Assistant Secretary







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                 ----------------------------------------------


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         PNC Bank, Ohio, National Association
                                         As Trustee

                                         By:
                                            -----------------------------------
                                                 Authorized Signature